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                                                                     Exhibit 5.2

                      [Shearman & Sterling Letterhead]



                                  June 6, 2002


Provident Financial Group, Inc.
PFGI Capital Corporation
One East Fourth Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

                  We have acted as special counsel to Provident Financial Group, Inc., an Ohio corporation ("Provident"), and PFGI Capital Corporation, a Maryland corporation (the "REIT", and, together with Provident, the "co-Issuers"), in connection with the registration statement on Form S-3 (Nos. 333-88446 and 333-88446-01) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by the co-Issuers of up to 6,900,000 of PRIDES (the "PRIDES") (including up to 900,000 additional PRIDES issuable upon exercise of the underwriters' over-allotment option). The PRIDES will initially consist of units referred to as Income PRIDES, each with a stated amount of $25. Each Income PRIDES will include (i) a forward purchase contract for the purchase of shares of common stock, no par value per share, of Provident and (ii) one share of Series A non-cumulative preferred stock of the REIT.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  We have examined a form of the Forward Purchase Contract Agreement to be entered into among Provident, The Provident Bank, an Ohio state-chartered member bank of the Federal Reserve System ("Provident Bank"), the REIT and J.P. Morgan Trust Company, N.A., as forward purchase contract agent (the "Forward Purchase Contract Agreement"), a form of the certificate evidencing the Income PRIDES and originals, or copies identified to our satisfaction, of such corporate records of the co-Issuers, certificates of public officials, officers of the co-Issuers, and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.




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                  Our opinion set forth below is limited to the laws of the
state of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

                  Based upon the foregoing, we are of the opinion that:

                  (i) assuming the due authorization of the Forward Purchase Contract Agreement by Provident, Provident Bank, the REIT and the forward purchase contract agent, when the Forward Purchase Contract Agreement is duly executed and delivered by the parties thereto, the Forward Purchase Contract Agreement will constitute a valid and binding obligation of Provident, the Bank and the REIT, enforceable against Provident, the Bank and the REIT in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium, or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or equity); and

                  (ii) assuming the Income PRIDES have been duly authorized by Provident and the REIT and when executed and delivered by Provident and the REIT and issued and authenticated in accordance with the terms of the Forward Purchase Contract Agreement and delivered against payment therefore in accordance with the terms of the Underwriting Agreement and the Forward Purchase Contract Agreement, the Income PRIDES will be valid and binding obligations of Provident and the REIT, enforceable against Provident and the REIT in accordance with their terms, except as (x) enforcement thereof may be limited by bankruptcy, insolvency, (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,




                                        /s/ SHEARMAN & STERLING
                                        -------------------------
                                            SHEARMAN & STERLING



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